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                  23(p)(13) ING CLARION REAL ESTATE SECURITIES


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                       ING CLARION REAL ESTATE SECURITIES

                                 CODE OF ETHICS

ING Clarion Real Estate Securities, L.P. ("Clarion") is confident that its officers, Directors, and Access Employees act with integrity and good faith. Clarion recognizes, however, that personal interests may conflict with Clarion's clients' interests (to include the interests of shareholders of registered investment companies which Clarion manages or sub-advises) where Access
Employees:

         -  Know about present or future portfolio transactions; or

         -  Have the power to influence portfolio transactions; and

         -  Engage in securities transactions for their personal account(s)

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-l (the "Rule") under the Investment company Act of 1940 and Rule 204A-1, Clarion has adopted this Code of Ethics (the "Code") to address transactions that may create (or appear to create) conflicts of interest and to establish reporting requirements and enforcement procedures. (Definitions of Capitalized terms are included in Exhibit A).

I.    STATEMENT OF GENERAL PRINCIPLES

      In recognition of the trust and confidence placed in Clarion, and because Clarion believes that its operations should benefit its clients, Clarion has adopted the following universally applicable principles:

      A. The interests of its clients are paramount. Access Employees must place client interests before their own.

      B. Access Employees must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between their personal interests and those of its clients.

      C. Access Employees must avoid actions or activities that bring into question their independence or judgment.

II.   PROHIBITIONS; EXEMPTIONS

      A. Prohibited Purchases and Sales

        1. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

            a. is being considered for purchase or sale by a Trust; or

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            b. is being purchased or sold by a Trust.

        2. In addition, ING Clarion has imposed a 30-day moratorium (after the acquisition date) on selling shares of a mutual fund of the advisor or an affiliate.

III. REPORTING REQUIREMENTS

   A. The Compliance Officer's Duties and Responsibilities

      1. The Compliance Officer shall notify each person who becomes an Access Employee of Clarion and who is required to report under this Code of Ethics their reporting requirements no later than ten days before the first quarter in which such person is required to begin reporting.

      2. Confidentiality: All reports and other information submitted to the Compliance Officer pursuant to this Code will be treated as confidential.

   B. Initial Holding Reports

      Access Employees must submit a listing of all Securities Beneficially Owned, as well as all of their securities accounts, as of the date they are first subject to this Code's reporting requirements. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control, securities of registered open-end investment companies and other Exempted Securities under the Code. Access Employees must submit this list to the Compliance Officer within ten days of the date first subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Exhibit B.

   C. Annual Holdings Reports

      Within 30 days of the end of the calendar year, Access Employees must submit to the Compliance Officer a listing of all Covered Securities Beneficially Owned, as well as all of their securities accounts in which said securities are held. The list must be current as of the end of the calendar year. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control ("Excluded Accounts"). An Annual Holdings Report Form is attached as Exhibit C.

   D. Quarterly Transaction Reports

      1. Each quarter, Access Employees must report all of their Covered Securities transactions affected, as well as any Covered Securities Accounts established during the quarter. They must submit their report to the Compliance Officer no later than ten days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Exhibit D.

      2. If Access Employees had no reportable transactions and did not open any Non- Exempted Securities Accounts during the quarter, they are still required to submit a

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         transaction report, noting that there were no reportable items during the quarter. It should be signed and dated before submission.

   E. Pre-Approval of Investments in IPOs and Limited Offerings

      Access Employees must obtain pre-approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership of any Security offered in connection with an IPO or Limited Offering.

IV. ISSUES ARISING FROM DISCLOSURES

   A. The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the client's completed account transactions and a list of securities that were being considered for purchase or sale by Clarion during the period to determine whether a Code violation may have occurred.

   B. If the Compliance Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Compliance Officer must obtain a confidential report and any explanatory material from the Access Employee. The Compliance Officer will determine whether the Access Employee violated the Code.

   C. No Access Employee is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

   D. If the Compliance Officer finds that an Access Employee has violated the code, the Compliance Officer will approve a proposed resolution of the situation or, if appropriate, impose upon the Access Employee sanctions that the Compliance Officer deems appropriate and will report the violation and the resolution and/or sanction imposed to the Clarion executive committee or board of any registered investment companies for which Clarion acts as an adviser unless, in the sole discretion of the Compliance Officer, circumstances warrant an earlier report.

V. RECORDKEEPING

   Clarion will maintain records as set forth below. These records will be maintained in accordance with Rule 204-2 and Rule 17j-l under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

   A. A copy of this Code and any other code adopted by Clarion, which is, or at any time within the past five years has been, in effect, will be preserved in an easily accessible place.

   B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

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   C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and
      Annual Holdings Report submitted under this Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, including for the first two years in an easily accessible, confidential and secured place.

   D. A record of all Access Employees, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

   E. A copy of each annual report of issues arising under this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

   F. Clarion must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

VI. ANNUAL WRITTEN REPORT FOR MUTUAL FUND CLIENTS

   At least once a year, Clarion will provide to the Board of any registered investment companies for which it acts as an Adviser or sub-advisor ("Board") a written report that includes:

   A. Issues arising under the Code for registered investment companies. The reports must describe any issue(s) that arose during the previous year under the Codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s);

   B. The Compliance Officer may report to the Board more frequently as the Compliance Officer deems necessary or appropriate and shall do so as requested by the Board; and

   C. Certification. Each report must be accompanied by a certification to the Board that Clarion has adopted procedures reasonably necessary to prevent its Access Employees from violating its Code of Ethics.

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                    ING CLARION REAL ESTATE SECURITIES, L.P.
                        INVESTMENT ADVISER CERTIFICATION

ING Clarion Real Estate Securities, L.P., investment adviser to the ING Real Estate Fund Portfolio, hereby certifies to The Advisers' Inner Circle Trust Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

/s/ Kenneth Campbell                                   7/30/03
-----------------------------                          ------------------------
Kenneth Campbell                                       Date
Chief Compliance Officer

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                                    EXHIBIT A

                                   DEFINITIONS

                                  General Note:

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable:

ACCESS EMPLOYEES:

"Access Person" means any trustee, officer or "advisory person" of the Trust. A list of each Trust's Access Persons who are officers and trustees of the Trust is attached as Appendix E to the Code of Ethics and will be updated from time to time.

ADVISORY PERSON:

Any advisory person of Clarion who, with respect to any clients or registered investment companies, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by Clarion to any account.

BENEFICIALLY OWNED:

Any securities in which the Access Employee has a direct or indirect pecuniary interest. This includes securities held by the Access Employee's spouse, his/her minor children, a relative who shares his/her home, or other persons by reason of any contract, arrangement, understanding or relationship that provide the Access Employee with sole or shared voting or investment power.

CONTROL:

"Control" has the meaning set forth in Section 2(a)(9) of the Act.

COVERED SECURITIES:

A security as defined in Section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)] and Rule 204A-1, including transactions in mutual funds advised by the advisor or an affiliate, except that it does not include Exempted Securities.

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EXEMPTED SECURITIES:

Direct obligations of the U.S. Government or its agencies; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, money market funds including repurchase agreements; or shares issued by registered, open-end investment companies.

EXCLUDED ACCOUNTS:

Transactions effected in any account over which neither the investment adviser nor any Access Employee of the investment adviser has any direct or indirect influence or control.

INITIAL PUBLIC OFFERING ("IPO"):

Offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING:

An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504 or Rule 506 (e.g. any private offering of securities, including private placements, venture capital activities, and business deals with family or relatives).

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                                    EXHIBIT B

                       ING CLARION REAL ESTATE SECURITIES

                             INITIAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _______________ Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

Securities Holdings

Name of Issuer and Title of                                 Principal Amount, Maturity Date
         Security            No. of Shares (if applicable)  and Interest Rate (if applicable)
---------------------------  -----------------------------  ---------------------------------
___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank    Name(s) on and Type of Account
------------------------------    ------------------------------
______________________________    ______________________________

______________________________    ______________________________

______________________________    ______________________________

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

_________________________         ________________
Signature                         Date

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                                    EXHIBIT C

                       ING CLARION REAL ESTATE SECURITIES

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Calendar Year Ended: December 31, ______________________

Securities Holdings

Name of Issuer and Title of                                 Principal Amount, Maturity Date
         Security            No. of Shares (if applicable)  and Interest Rate (if applicable)
---------------------------  -----------------------------  ---------------------------------
___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

___________________________  _____________________________  _________________________________

If you have no securities holdings to report for the year, please check here.
[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________
________________________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank   Date Account was Established   Name(s) on and Type of Account
------------------------------   ----------------------------   ------------------------------
______________________________   _____________________________  ______________________________

______________________________   _____________________________  ______________________________

______________________________   _____________________________  ______________________________

If you have no securities accounts to report for the year, please check here.
[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

_________________________         ________________
Signature                         Date

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                                    EXHIBIT D

                       ING CLARION REAL ESTATE SECURITIES

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ______________________________________________________
Calendar Quarter Ended: ________________________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

Securities Transactions

                                             Principal
                Name of                       Amount,                              Name of Broker,
              Issuer and     No. Of        Maturity Date                           Dealer or Bank
  Date of      Title of    Shares (if    and Interest Rate     Type of                Effecting
Transaction    Security    applicable)    (if applicable)    Transaction   Price     Transaction
-----------   ----------   -----------   -----------------   -----------   -----   ---------------
___________   __________   ___________   _________________   ___________   _____   _______________

___________   __________   ___________   _________________   ___________   _____   _______________

___________   __________   ___________   _________________   ___________   _____   _______________

___________   __________   ___________   _________________   ___________   _____   _______________

If you had no reportable transactions during the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue,_______________________________
________________________________________________________________________________

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank   Date Account was Established   Name(s) on and Type of Account
------------------------------   ----------------------------   ------------------------------
______________________________   _____________________________  ______________________________

______________________________   _____________________________  ______________________________

______________________________   _____________________________  ______________________________

If you did not establish a securities account during the quarter, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

_________________________         ________________
Signature                         Date

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                                    EXHIBIT E

                                 ACCESS PERSONS

The following named individuals are determined to be persons covered by the Code of Ethics of ING Clarion Real Estate Securities, L.P.:

ACCESS PERSONS:    Steven D. Burton
                   Kenneth D. Campbell
                   Curtis G. Cooper
                   T. Ritson Ferguson
                   Drew D. Fox
                   Julie Grenot
                   Jarrett B. Kling
                   Melanie Lacson
                   David Leggette
                   Jon Miniman
                   Lori A. Pachelli
                   Chris Reich
                   Sherry L. Rexroad
                   Paul Riley
                   Chris Stephan
                   Joseph P. Smith
                   Heather A. Trudel
                   Diane L. Wade
                   Ken Weinberg

COMPLIANCE OFFICER: Heather A. Trudel